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                                                                   Exhibit 99.1

                        AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of October 23, 1999, by and among Geoscience Corporation, a Nevada corporation (the "COMPANY"), Compagnie Generale de Geophysique, a French societe anonyme ("PARENT"), and Sercel Acquisition Corp., a Nevada corporation and a direct wholly owned subsidiary of Sercel Inc., an Oklahoma corporation ("SERCEL"), and an indirect wholly owned subsidiary of Parent ("PURCHASER").

                                 RECITALS

         A. The Board of Directors of the Company has determined that it is in the best interests of the Company and its Stockholders for Purchaser to acquire the Company on the terms and subject to the conditions set forth herein (the "ACQUISITION").

         B. As a first step in the Acquisition, the Company, Parent and Purchaser each desire that Parent cause Purchaser to commence a cash tender offer (the "OFFER") to purchase all of the Company's issued and outstanding shares (the "SHARES") of common stock, $.01 par value per share (the "COMMON STOCK"), for $6.71 per Share (the "PER SHARE AMOUNT"), on the terms and subject to the conditions set forth in this Agreement.

         C. To complete the Acquisition, each of the Boards of Directors (or similar governing bodies) of the Company, Parent, Sercel (on its behalf and as the sole stockholder of Purchaser) and Purchaser has approved this Agreement and the merger of Purchaser with and into the Company (the "MERGER"), wherein any issued and outstanding Shares not tendered and purchased by Purchaser pursuant to the Offer (other than Shares described in Section 2.6(b) and any Dissenting Shares) will be converted into the right to receive the Per Share Amount, on the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes (the "NRS").

         D. The Board of Directors of the Company (the "COMPANY BOARD") (i) has unanimously resolved to recommend that the holders of the Shares ("STOCKHOLDERS") accept the Offer and the Merger and approve this Agreement and (ii) has determined that

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the consideration to be paid for each Share in the Offer and the Merger is fair to and in the best interests of the Stockholders.

         E. The parties desire to make certain representations, warranties and covenants in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

         F. In order to induce Parent and Purchaser to enter into this Agreement, concurrently with the execution and delivery hereof, Parent, Purchaser and Tech-Sym Corporation, a Nevada corporation (the "MAJORITY STOCKHOLDER"), are entering into a Shareholder Agreement, dated as of the date hereof (the "SHAREHOLDER AGREEMENT"), pursuant to which the Majority Stockholder has agreed, among other things, to tender its Shares in accordance with the terms of the Offer and to vote its Shares in favor of the Merger and other matters necessary to consummate the transactions contemplated by this Agreement.

         NOW THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, the parties agree as follows:

                              I.  THE TENDER OFFER

         1.1. THE OFFER. (a) Subject to the last sentence of this Section 1.1(a), as promptly as practicable (but in any event not later than five Business Days after the public announcement of the execution and delivery of this Agreement), Parent will cause Purchaser to commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), the Offer whereby Purchaser will offer to purchase for cash all of the Shares at the Per Share Amount, net to the seller in cash, without interest (subject to reduction for any stock transfer taxes payable by the seller, if payment is to be made to a Person other than the Person in whose name the certificate for such Shares is registered, or any applicable federal back-up withholding), PROVIDED, HOWEVER, that Parent may designate another direct or indirect subsidiary of Parent as the bidder thereunder (within the meaning of Rule 14d-1(c) under the Exchange Act, in which case references herein to Purchaser will be deemed to apply to such subsidiary, as applicable). The obligation of Parent to cause Purchaser to consummate the Offer and to accept for payment and to pay for Shares validly tendered in the Offer and not validly withdrawn in accordance therewith

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will be subject to, and only to, those conditions set forth in Annex A hereto
(the "OFFER CONDITIONS").

         (b) Without the prior written consent of the Company, Purchaser will not, and Parent will not cause Purchaser to, (i) decrease or change the form of the Per Share Amount, (ii) decrease the number of Shares sought in the Offer, (iii) amend or waive the Minimum Condition (as defined in Annex A hereto) or impose conditions other than the Offer Conditions on the Offer, or
(iv) extend the expiration date of the Offer (the "EXPIRATION DATE") except
(A) as required by Law, (B) that, in the event that any Offer Condition is not satisfied or waived at the time that the Expiration Date would otherwise occur, Purchaser may, in its sole discretion, without the consent of the Company, extend the Expiration Date for such period as it may determine to be appropriate (but not beyond the Outside Date), or amend any term of the Offer in any manner not materially adverse to the Stockholders, and (C) that, in the event that at least 90% of the Voting Securities, calculated on a fully diluted basis, have not been validly tendered and not withdrawn, Purchaser may, in its sole discretion, without the consent of the Company, extend the Expiration Date for an aggregate of ten additional Business Days to permit such condition to be satisfied; PROVIDED, HOWEVER, that (x) subject to applicable legal requirements, Parent may cause Purchaser to waive any Offer Condition, other than the Minimum Condition, in Parent's sole discretion and
(y) the Offer may be extended in connection with an increase in the consideration to be paid pursuant to the Offer so as to comply with applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). Except as set forth above and subject to applicable legal requirements, Purchaser may amend the Offer or waive any Offer Condition in its sole discretion. Assuming the prior satisfaction or waiver of the Offer Conditions, Parent will cause Purchaser to accept for payment, and pay for, in accordance with the terms of the Offer, all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the Expiration Date or any extension thereof.

         1.2. OFFER DOCUMENTS. (a) As soon as practicable on the date of commencement of the Offer, Parent and Purchaser will file or cause to be filed with the SEC a tender offer statement on Schedule 14D-1 ("SCHEDULE 14D-1") which will contain an offer to purchase and related letter of transmittal and other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively with any supplements or amendments thereto, the "OFFER DOCUMENTS") and which Parent and Purchaser represent,

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warrant and covenant will comply in all material respects with the Exchange
Act and other applicable Laws and will contain (or will be amended in a timely manner so as to contain) all information which is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable Laws; PROVIDED, HOWEVER, that (i) no representation, warranty or covenant is hereby made or will be made by Parent or Purchaser with respect to information supplied by the Company in writing expressly for inclusion in, or information derived from the Company's public SEC filings which is incorporated by reference or included in, the Offer Documents (such supplied, derived, incorporated or included information, the "COMPANY SEC INFORMATION") and (ii) no representation, warranty or covenant is made or will be made herein by the Company with respect to information contained in the Offer Documents other than the Company SEC Information.

         (b) Parent, Purchaser and the Company will each promptly correct, and the Company agrees to notify Purchaser promptly as to, any information provided by them for use in the Offer Documents if and to the extent that it becomes false or misleading in any material respect and Parent and Purchaser will jointly and severally take all lawful action necessary to cause the Offer Documents as so corrected to be filed promptly with the SEC and to be disseminated to the Stockholders, in each case as and to the extent required by applicable Law. In conducting the Offer, Parent and Purchaser will comply in all material respects with the provisions of the Exchange Act and other applicable Laws. Parent and Purchaser will afford the Company and its counsel a reasonable opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC.

         1.3. COMPANY ACTIONS. The Company hereby approves of and consents to the Offer and represents that (a) the Company Board (at a meeting duly called and held) has (i) determined that this Agreement, the Offer and the Merger are fair to and in the best interests of the Company and its Stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, (iii) taken all other action necessary to render the limitations on control share acquisitions and business combinations contained in Sections 78.378 through 78.3793 and 78.411 through 78.444 of the NRS (or any similar provision) inapplicable to the transactions contemplated hereby, including the Offer and the Merger, and
(iv) resolved to recommend acceptance of the Offer and approval of the Merger by the

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Stockholders and adoption of this Agreement by the Stockholders and (b)
Morgan Keegan & Company, Inc. (the "COMPANY FINANCIAL ADVISER") has delivered to the Company Board the opinion described in Section 3.20. The Company will use its reasonable best efforts to cause the Company Financial Adviser to permit the inclusion of the written opinion referred to in Section 3.20 in
Schedule 14D-9 and the Proxy Statement and a reference to such opinion in the Offer Documents. The Company hereby consents to the inclusion in the Offer Documents of the recommendation referred to in this Section 1.3; PROVIDED, HOWEVER, that the Company Board may withdraw, modify or change such recommendation to the extent, and only to the extent and on the conditions, specified in Section 5.2(b). The Company will file with the SEC simultaneously with the filing by Parent and Purchaser of the Schedule 14D-1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, "SCHEDULE 14D-9") containing such recommendations of the Company Board in favor of the Offer and the Merger. The Company covenants to Parent and Purchaser that Schedule 14D-9 will comply in all material respects with the Exchange Act and any other applicable Laws and will contain (or will be amended in a timely manner so as to contain) all information that is required to be included therein in accordance with the Exchange Act and the rules and regulations thereunder and other applicable Laws; PROVIDED, HOWEVER, that (A) no representation, warranty or covenant is made or will be made herein by the Company with respect to information supplied by Parent or Purchaser expressly for inclusion in, or information derived from Parent's public SEC filings which is incorporated or included in, Schedule 14D-9 (the "PARENT SEC INFORMATION"), and (B) no representation, warranty or covenant is made or will be made herein by Parent or Purchaser with respect to information contained in Schedule 14D-9 other than the Parent SEC Information (which Parent SEC Information will include the information furnished by Parent as contemplated by the next sentence). The Company will include in Schedule 14D- 9 information furnished by Parent in writing concerning Parent's Designees as required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder and will use its reasonable best efforts to have Schedule 14D-9 available for inclusion in the initial mailing (and any subsequent mailing) of the Offer Documents to the Stockholders. Each of the Company and Parent will promptly correct any information provided by it for use in Schedule 14D-9 if and to the extent that it becomes false or misleading in any material respect and the Company will further take all lawful action necessary to cause Schedule 14D-9 as so corrected to be filed promptly with the SEC and disseminated to the Stockholders,

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in each case as and to the extent required by applicable Law. Parent and its counsel will be given a reasonable opportunity to review Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. In connection with the Offer, the Company will promptly furnish Parent with mailing labels, security position listings and all available listings or computer files containing the names and addresses of the record Stockholders as of the latest practicable date and thereafter, until the expiration of the Offer, of those persons becoming Stockholders subsequent to such latest practicable date, and will furnish Parent such information and assistance (including updated lists of Stockholders, mailing labels and lists of security positions) as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial Stockholders. Subject to the requirements of applicable Law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent and Purchaser will, and will instruct each of their respective Affiliates, associates, partners, employees, directors, officers, agents, and advisors to, hold in confidence the information contained in such labels, lists and files, will use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated in accordance with its terms, will deliver promptly to the Company (or destroy and certify to the Company the destruction of) all copies of such information (and any copies, compilations or extracts thereof or based thereon) then in their possession or under their control.

         1.4. ACTIONS BY PARENT AND PURCHASER. Subject to the provisions of this Agreement, Parent shall provide or cause to be provided to Purchaser all of the funds necessary to purchase any shares of Common Stock that Purchaser becomes obligated to purchase pursuant to the Offer at such time as such funds are necessary.

         1.5. DIRECTORS. (a) Promptly upon the purchase of Shares pursuant to the Offer, and from time to time thereafter, (i) Parent will be entitled to designate such number of directors ("PARENT'S DESIGNEES"), rounded up to the next whole number, as will give Parent, subject to compliance with
Section 14(f) of the Exchange Act, representation on the Company Board equal to the product of (A) the number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to this Section 1.5) and (B) the percentage that such

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number of Shares so purchased bears to the aggregate number of Shares outstanding (such number being, the "BOARD PERCENTAGE"); PROVIDED, HOWEVER, that if the number of Shares purchased pursuant to the Offer equals or exceeds a majority of the outstanding Shares, the Board Percentage will in all events be a majority of the members of the Company Board, and (ii) the Company will, upon request by Parent, promptly satisfy the Board Percentage by (A) increasing the size of the Company Board or (B) using its reasonable best efforts to secure the resignations of such number of directors as is necessary to enable Parent's Designees to be elected to the Company Board, or both, and will use its reasonable best efforts to cause Parent's Designees promptly to be so elected, subject in all instances to compliance with
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. On or before November 12, 1999, the Parent shall provide to the Company the names of its designees for election to the Company Board and all other information relating to such designees necessary for the Company to comply with Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. At the request of Parent, the Company will use its reasonable efforts to cause such individuals designated by the Parent to constitute the same Board Percentage of (i) each committee of the Company Board, (ii) the board of directors of any Subsidiary (as defined below) of the Company, and (iii) the committee of the board of directors of any Subsidiary of the Company. At the request of Parent, the Company will take, at its expense, all lawful action necessary to effect any such election. Parent will supply to the Company in writing and be solely responsible for any information with respect to itself, Parent's Designees and Parent's officers, directors and Affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder to be included in Schedule 14D-9. Notwithstanding the foregoing, at all times prior to the Effective Time, the Company Board will include at least two Continuing Directors as defined in Section 1.5(b) below. The Company hereby represents that it has received the written resignations of the members of the Company Board for the purpose of satisfying its obligations under this
Section 1.5(a).

         (b) Notwithstanding any other provision hereof, of the articles of incorporation or bylaws of the Company or of applicable Law to the contrary, following the election or appointment of Parent's Designees pursuant to this
Section 1.5 and prior to the Effective Time, any amendment or termination of this Agreement by the Company or amendment of the articles of incorporation or bylaws of the Company, extension by the Company

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for the performance or waiver of the obligations or other acts of Parent or
Purchaser hereunder or waiver by the Company of any of the Company's rights hereunder will require the affirmative vote of the majority of the Continuing Directors. For purposes of this Agreement, the term the "CONTINUING DIRECTORS" means at any time (i) those directors of the Company who are directors on the date hereof and who voted to approve this Agreement and (ii) such additional directors of the Company who are not affiliated with Parent, Purchaser or any of their respective Affiliates and who are designated as "Continuing Directors" for purposes of this Agreement by a majority of the Continuing Directors in office at the time of such designation.

                               II.  THE MERGER

         2.1. THE MERGER. (a) On the terms and subject to the conditions of this Agreement, at the Effective Time, Purchaser will be merged with and into the Company in accordance with the applicable provisions of the NRS, and the separate corporate existence of Purchaser will thereupon cease. The Company will be the surviving corporation in the Merger (as such, the "SURVIVING CORPORATION") in accordance with the NRS.

         (b) The Merger will have the effects specified in Section 92A.250 of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

         2.2. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York, at 10:00 a.m., local time, on the second Business Day after the date on which the last of the conditions (excluding conditions that by their terms cannot be satisfied until the Closing Date) set forth in Article VI is satisfied or waived in accordance herewith, or at such other place, time or date as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

         2.3. EFFECTIVE TIME. On the Closing Date or as soon as practicable following the date on which the last of the conditions set forth in Article VI is satisfied or waived in

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accordance herewith, the Surviving Corporation will cause articles of merger to be filed with the Secretary of State of the State of Nevada as provided in
Section 92A.200 of the NRS. Upon completion of such filing or at such subsequent date or time as Parent and the Company agree and specify in the articles of merger, the Merger will become effective in accordance with the NRS. The time and date on which the Merger becomes effective is herein referred to as the "EFFECTIVE TIME." Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company will become the debts liabilities and duties of the Surviving Corporation.

         2.4. ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. (a) The articles of incorporation of the Surviving Corporation to be in effect from and after the Effective Time until amended in accordance with their terms and those of the NRS will be the articles of incorporation of Purchaser in effect immediately prior to the Effective Time.

         (b) The bylaws of the Surviving Corporation to be in effect from and after the Effective Time until amended in accordance with their terms, the articles of incorporation of the Surviving Corporation and the NRS will be the bylaws of Purchaser in effect immediately prior to the Effective Time.

         2.5. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. (a) The members of the initial Board of Directors of the Surviving Corporation will be the members of the Board of Directors of Purchaser immediately prior to the Effective Time. All of the members of the Board of Directors of the Surviving Corporation will serve until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.

         (b) The officers of the Surviving Corporation will consist of the officers of the Purchaser immediately prior to the Effective Time. Such Persons will continue as officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation.

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         2.6.  CONVERSION OF SECURITIES.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holder of any of the following securities:

         (a) CONVERSION OF SHARES. Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.6(b) and any Dissenting Shares) and any Shares issuable upon exercise of any option, conversion or other right to acquire Shares existing immediately prior to the Effective Time (collectively, "RIGHTS") will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and extinguished and be converted into the right to receive the Per Share Amount, or such higher per Share amount as is paid in the Offer, in cash payable to the holder thereof, without interest (the "MERGER CONSIDERATION"), prorated for fractional shares, in accordance with
Section 2.7. All such Shares, when so converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate formerly representing any such Share will cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.7. Any payment made pursuant to this
Section 2.6(a) and Section 2.7 will be made net of applicable withholding taxes to the extent such withholding is required by Law. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration will be correspondingly adjusted on a per-share basis to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

         (b) CANCELLATION OF TREASURY SHARES AND PARENT-OWNED SHARES. Each Share held in the treasury of the Company and each Share owned by Parent, Purchaser or any other direct or indirect wholly owned subsidiary of Parent immediately before the Effective Time (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) will be automatically canceled and retired and will cease to exist and no payment or other consideration will be made with respect thereto.

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         (c)  COMMON STOCK OF PURCHASER.  Each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately before the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which, in accordance with this Agreement, will constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time.

         2.7. SURRENDER OF SHARES; STOCK TRANSFER BOOKS. (a) Prior to the Effective Time, Purchaser will designate a bank or trust company selected by it and reasonably acceptable to the Company to act as agent for the Stockholders in connection with the Merger (the "EXCHANGE AGENT") to receive the funds necessary to make the payments contemplated by Section 2.6. When and as needed, Parent shall take all steps necessary to cause the Surviving Corporation, Purchaser or the Company to make available to the Exchange Agent for the benefit of Stockholders the aggregate consideration to which such holders will be entitled as and when such amounts are needed pursuant to
Section 2.6(a).

         (b) Each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 2.6(a) (the "CERTIFICATES") may thereafter surrender such Certificate or Certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such Certificate or Certificates on such holder's behalf for a period ending six months after the Effective Time. Parent agrees that promptly after the Effective Time it will cause the distribution to Stockholders of record as of the Effective Time of appropriate materials to facilitate such surrender. Upon the surrender of Certificates for cancellation, together with such materials, Parent will cause the Exchange Agent to pay the holder of such Certificates in exchange therefor cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate. Until so surrendered, each such Certificate (other than certificates representing Shares to be canceled pursuant to Section 2.6(b) and any Dissenting Shares) will represent solely the right to receive the aggregate Merger Consideration relating thereto.

         (c) If payment of cash in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered Certificate or instrument is registered, it will be a condition to such payment that the Certificate or instrument so

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surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or instrument surrendered or shall have established to the satisfaction of the Surviving Corporation or the Exchange Agent that such tax either has been paid or is not payable.

         (d) At the Effective Time, the stock transfer books of the Company will be closed and there will not be any further registration of transfers of Shares outstanding prior to the Effective Time or otherwise issuable pursuant to Rights on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they will be canceled and exchanged for the Merger Consideration as provided in Section 2.6(a). No interest will accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding Shares or Shares issuable upon exercise of Rights.

         (e) Promptly following the date that is six months after the Effective Time, the Exchange Agent will deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties will terminate. Thereafter, each holder of a Certificate (other than Certificates representing Shares to be canceled pursuant to Section 2.6(b) and any Dissenting Shares) may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration thereof the aggregate Merger Consideration relating thereto, without any interest or dividends thereon.

         (f) The Merger Consideration will be net to the holder of Shares in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 2.7(c), stock transfer taxes payable by such holder.

         (g) In the event any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with Section 2.6;

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PROVIDED, that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as the Surviving Corporation may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

         (h) None of the Parent, Purchaser, the Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         2.8.  STOCK PLANS.  (a) Without limiting the generality or effect of
Section 2.6 or 2.7 and notwithstanding the provisions hereof applicable to the Rights, the Company will use its reasonable best efforts (which include satisfying the requirements of Rule 16b-3(e) promulgated under Section 16 of the Exchange Act, without incurring any liability in connection therewith) to provide that, at the Effective Time, each holder of a then-outstanding option to purchase Shares under any of the Company's stock option plans described in
Section 3.3 (the "STOCK OPTION PLANS"), whether or not then exercisable (the "OPTIONS"), will, in settlement thereof, receive from the Company for each Share subject to such Option an amount (subject to any applicable withholding tax) in cash equal to the difference between the Merger Consideration and the per Share exercise price of such Option to the extent such difference is a positive number (such amount being hereinafter referred to as, the "OPTION CONSIDERATION") and that all Options will be terminated and thereafter represent only the right to receive the Option Consideration; PROVIDED, HOWEVER, that with respect to any Person subject to Section 16(a) of the Exchange Act, any such amount will be paid as soon as practicable after the first date payment can be made without liability to such Person under Section 16(b) of the Exchange Act. Notwithstanding anything herein stated, no Option Consideration will be paid with respect to any Option unless, at or prior to the time of such payment, such Option is canceled and the holder of such Option has executed and delivered a release of any and all rights the holder had or may have had in respect of such Option. The Company will cooperate with Parent in developing and taking any actions reasonably designed to minimize the exercise of Options by the holders thereof prior to the Offer Completion Date.

                  (b)  Without limiting the generality or effect of Sections
2.6 or 2.7 and notwithstanding the provisions hereof applicable to Rights, prior to the Effective Time, the Company will use its reasonable best efforts to obtain all necessary consents or releases from holders of Options under the Stock Option Plans and take all such other lawful action as may be necessary to give effect to the transactions contemplated by this Section
2.8. Except as otherwise agreed to by the parties, (i) the Stock Option Plans will terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary thereof will be canceled as of the Effective Time and (ii) the Company shall use its best efforts to assure that following the Effective Time no participant in the Stock Option Plans or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and to terminate all such plans and any Options or other Rights thereunder.

         2.9 DISSENTING SHARES. (a) Notwithstanding any provision of this Agreement to the contrary, any Shares held by a holder who has not voted such Shares in favor of this Agreement and who has properly exercised dissenters' rights with respect to such Shares in accordance with the NRS (including
Section 92A.380 thereof) and as of the Effective Time has neither effectively withdrawn nor lost its right to exercise such dissenters' rights ("DISSENTING SHARES"), will not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2.6(a), but the holder thereof will be entitled to only such rights as are granted by the NRS.

         (b) Notwithstanding the provisions of Section 2.9(a), if any Stockholder who demands dissenters' rights with respect to its Shares under the NRS effectively withdraws or loses (through failure to perfect or otherwise) its dissenters' rights, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's Shares will automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 2.6(a), without interest thereon, upon surrender of the Certificate or Certificates formerly representing such Shares.

         (c) The Company will give Parent (i) prompt notice of any written intent to demand payment of the fair value of any Shares, withdrawals of such demands and any other instruments served pursuant to the NRS received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to dissenters' rights under the NRS. The Company may not voluntarily make any payment with respect to any exercise of dissenters' rights and may not, except with the prior written consent of Parent, settle or offer to settle any such dissenters' rights.

         2.10. SHORT FORM MERGER. Notwithstanding anything else in this Agreement to the contrary, at Parent's sole election, in the event that Purchaser shall acquire Shares, including Shares accepted for purchase pursuant to the Offer, in a number sufficient to consummate a merger of the Company into Purchaser pursuant to Section 92A.180 of the NRS, the parties hereto agree, at the request of Parent or Purchaser, to take all necessary and appropriate action to cause the merger of the Company with and into the Purchaser to become effective as soon as practicable after such acquisition, without approval of the Company's stockholders, in accordance with the terms of Section 92A.180 of the NRS. In such event, this Agreement shall be automatically amended, without any further action of any party hereto, to provide for the foregoing change and all references in this Agreement to the "Merger" shall refer to the merger of the Company with and into the Purchaser and the "Surviving Corporation" shall refer to the Purchaser as the surviving corporation in such Merger.

               III.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each of Parent and Purchaser, except as set forth in the letter, dated the date hereof, from the Company to Parent (the "COMPANY DISCLOSURE LETTER"), as follows:

         3.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. The Company is a corporation duly incorporated and validly existing under the laws of the State of Nevada. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States or any other country in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The copies of the Company's articles of incorporation and Bylaws previously made available to Parent are true, correct and complete. As used in this Agreement, (a) the term "COMPANY MATERIAL ADVERSE EFFECT" means any change, effect, event or condition that has had or could reasonably be expected to (i) have a material adverse effect on the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) prevent or materially delay the Company's ability to consummate the transactions contemplated hereby, and (b) the term "SUBSIDIARY" when used with respect to any party, means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

         3.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENT. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and thereby to be executed and delivered by it. Subject only to the approval of this Agreement, the Merger and the transactions contemplated hereby by the holders of a majority of the outstanding Shares, this Agreement, the Offer, the Merger and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby to be executed and delivered by the Company (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors' rights generally and
(ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

         3.3. CAPITALIZATION. The authorized capital stock of the Company consists of 35,000,000 Shares and 5,000,000 shares of preferred stock. As of the close of business on the last Business Day immediately preceding the date hereof (the "MEASUREMENT DATE"), (a) 9,985,350 Shares were issued and outstanding (not treating any treasury shares as outstanding), each of which was duly authorized, validly issued, fully paid and nonassessable and issued free of any preemptive rights, (b) no shares of preferred stock of the Company had been designated or issued, (c) 1,500,000 Shares were reserved for issuance under the Stock Option Plans, and (d) options to purchase 1,285,200 Shares in the aggregate had been granted under the Stock Option Plans as more particularly described in Section 3.3 of the Company Disclosure Letter (including the holders thereof, the expiration date, the exercise prices thereof and the dates of grant). Since the Measurement Date, no additional shares of capital stock of the Company have been issued and no other options, warrants or other rights to acquire shares of the Company's capital stock (collectively, the "RIGHTS TO ACQUIRE") have been granted. Except as described in the second preceding sentence, the Company has no outstanding bonds, debentures, notes or other securities or obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote on any matter on which any shareholder of the Company has a right to vote. Except as set forth in Section 3.3 of the Company Disclosure Letter, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities or other Rights to Acquire which obligate the Company or any of its Subsidiaries to issue, exchange, transfer or sell any shares of capital stock of the Company or any of its Subsidiaries other than Shares issuable under the Stock Option Plans or awards granted pursuant thereto. There are no outstanding contractual obligations of the Company or any of its Subsidiaries (a) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries, or (b) to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

         3.4. SUBSIDIARIES. Section 3.4 of the Company Disclosure Letter lists all of the Subsidiaries of the Company. Each of the Company's Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate, partnership or similar power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing could not reasonably be expected to have a Company Material Adverse Effect. The Company owns, directly or indirectly, all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances (collectively, "LIENS"), except as set forth in
Section 3.4 of the Company Disclosure Letter. Each of the outstanding shares of capital stock (or such other ownership interests) of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable. Section 3.4 of the Company Disclosure Letter sets forth the following information for each Subsidiary of the Company: (i) its jurisdiction of incorporation or organization, (ii) its authorized capital stock or share capital, and (iii) the number of issued and outstanding shares of capital stock, share capital or other equity interests.

         3.5. OTHER INTERESTS. Except for interests in the Company's Subsidiaries, neither the Company nor any of the Company's Subsidiaries owns, directly or indirectly, any interest or investment (whether equity or debt) in any domestic or foreign corporation, company, partnership, joint venture, business, trust or entity, other than (a) non-controlling investments in the ordinary course of business and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business and (b) other investments of less than $1.0 million in the aggregate.

         3.6. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) Except as set forth in Section 3.6 of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the articles of incorporation or bylaws or equivalent organizational documents of the Company or any of its Subsidiaries, (ii) subject the Company to making any filings and obtaining any approvals other than those identified in Section 3.6(b)(i), or conflict with or violate any domestic or foreign statute, rule, regulation or other legal requirement ("LAW") or order, judgment or decree ("ORDER") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, rights, payments, cancellations, encumbrances or other occurrences that, individually or in the aggregate, could not be reasonably expected to have a Company Material Adverse Effect.

         (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, including, without limitation, any quasi-governmental, supranational, statutory, environmental entity and any stock exchange, court or arbitral body (each a "GOVERNMENTAL ENTITY"), except (i) for (A) applicable requirements, if any, of the Exchange Act, (B) the applicable pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, and the rules and regulations thereunder (the "HSR ACT") and any other required filings with or approvals of foreign competition Law authorities, and (C) the filing of articles of merger pursuant to the NRS and (ii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         3.7. COMPLIANCE WITH LAWS. Except as set forth in Section 3.7 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, (a) any Law or Order applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (provided that no representation or warranty is made in this Section
3.7 with respect to Environmental Laws) or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except in each case for such conflicts, defaults or violations that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable Law or government regulations in connection with their business as now conducted, except where the failure to obtain any such item or to take any such action could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         3.8. SEC DOCUMENTS. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since June 30, 1996 (collectively, the "COMPANY REPORTS"). As of their respective dates, the Company Reports and any such reports, forms and other documents filed by the Company with the SEC after the date of this Agreement and until the Offer Completion Date (i) complied, or will comply, in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act and the rules and regulations thereunder and (ii) did not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Company Report filed prior to the date of this Agreement which was superseded by a subsequent Company Report filed prior to the date of this Agreement. No Subsidiary of the Company is required to file any report, form or other document with the SEC.

         (b) Except as set forth in Section 3.8(b) of the Company Disclosure Letter, each of the financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and, to the extent applicable, the results of operations, retained earnings or cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments, none of which will be material in kind or amount), in each case in accordance with United States generally accepted accounting principles consistently applied ("GAAP") during the periods involved, except as may be noted therein.

         (c) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a consolidated balance sheet of the Company or described or referred to in the notes thereto, prepared in accordance with GAAP, except for (i) liabilities or obligations that were so reserved on, or reflected in (including the notes to), the consolidated balance sheet of the Company as of June 30, 1999, (ii) liabilities or obligations arising in the ordinary course of business (including trade indebtedness) since June 30, 1999, and (iii) liabilities or obligations which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (d) Set forth in Section 3.8(d) of the Company Disclosure Letter is a listing of all of the Company's and its Subsidiaries' indebtedness for borrowed money outstanding as of September 30, 1999, setting forth in each case the principal amount thereof. Except as set forth in Section 3.8(d) of the Company Disclosure Letter, no defaults have occurred and are continuing under the agreements and instruments governing the terms of such indebtedness and there has been no material change in the amount of the Company's and its Subsidiaries' indebtedness for borrowed money since September 30, 1999.

         3.9. LITIGATION. Except as disclosed in Section 3.9 of the Company Disclosure Letter, there are no actions, suits or proceedings pending, publicly announced or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and there are no Orders of any Governmental Entity outstanding against the Company or any of its Subsidiaries (i) involving an amount in excess of $100,000 or (ii) that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.

         3.10. ABSENCE OF CERTAIN CHANGES. Except as described in the Company Reports filed and publicly available prior to the date hereof (the "COMPANY FILED REPORTS") or disclosed in Section 3.10 of the Company Disclosure Letter, since June 30, 1999, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not been (a) any Company Material Adverse Effect other than any Company Material Adverse Effect resulting from (i) factors generally affecting the marine seismic industry, the oil field services industry or the United States economy, (ii) the exercise by Petroleum Geophysical Services ("PGS") of the option to acquire a non-exclusive right to use certain intellectual property of the Company as described in the After Sales Support Agreement, dated as of January 4, 1995, between PGS and Syntron, Inc., a copy of which has been provided by the Company to the Purchaser, or (iii) any failure by the Company to meet any specific financial projections provided to the Purchaser or the Parent, or any of their representatives or advisors, whether provided before or after the date of this Agreement, PROVIDED, HOWEVER, that this clause (iii) shall not exclude any material adverse effect resulting from any change, effect, event or condition that has had or could reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, (c) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for any shares of the Company's capital stock, (d) any granting by the Company or any of its Subsidiaries to any director, executive officer or other "key employee" of the Company or any of its Subsidiaries of any increase in compensation, (e) any granting by the Company or any of its Subsidiaries to any such director, executive officer or key employee of any increase in severance or termination pay, (f) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such director, executive officer or key employee, (g) except insofar as may be required by a change in GAAP, any change in accounting methods, principles or practices by the Company, (h) any revaluation by the Company of its Subsidiaries of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, (i) any entry by the Company or any of its Subsidiaries into any commitment or transaction material to the Company and its Subsidiaries, taken as a whole,
(j) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company and its Subsidiaries, taken as a whole, (k) any increase in indebtedness for borrowed money other than an increase as a result of borrowings under existing credit facilities or indebtedness incurred in the ordinary course of business, or (l) any granting of a security interest in or lien on any material property or assets of the Company and its Subsidiaries, taken as whole. For purposes of this Agreement, "KEY EMPLOYEE" means any employee whose current salary and targeted bonus exceeds $50,000 per annum.

         3.11. TAXES. (a) Except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect,
(i) the Company has timely filed with the appropriate Governmental Entities all Tax Returns required to be filed by or with respect to the Company and its Subsidiaries, (ii) all Taxes shown to be due on such Tax Returns, all Taxes required to be paid on an estimated or installment basis, and all Taxes required to be withheld with respect to the Company and its Subsidiaries have been timely paid or, if applicable, withheld and paid to the appropriate taxing authority in the manner provided by Law, (iii) the reserve for Taxes set forth on the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1999 is adequate for the payment of all Taxes incurred through such date and no Taxes have been incurred after June 30, 1999 which were not incurred in the ordinary course of business, (iv) except as disclosed in Section 3.11 of the Company Disclosure Letter, no Federal, state, local or foreign audits, administrative proceedings or court proceedings are pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries and there are no outstanding deficiencies or assessments asserted or proposed, (v) there are no outstanding agreements, consents or waivers extending the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries and (vi) except as set forth on Section 3.14(c) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.

         (b)  The Company has not filed a consent to the application of
Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE").

         (c) The Company is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code.

         (d) No indebtedness of the Company is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

         (e) The Company is, and will be immediately prior to the Offer Completion Date, a member of the "selling consolidated group" of which the Majority Stockholder is the common parent within the meaning of Section 338(h)(10). Except as described in the immediately preceding sentence, the Company has not been a member of an affiliated group filing consolidated or combined Tax Returns.

         (f) For purposes of this Agreement, (i) "TAXES" means all taxes, charges, fees, levies or other assessments imposed by any United States Federal, state, or local taxing authority or by any non-U.S. taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchise, estimated, severance, stamp, and other taxes (including any interest, fines, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees, levies or other assessments), and (ii) "TAX RETURN" means any return, report, information return or other document (including any related or supporting information and, where applicable, profit and loss accounts and balance sheets) with respect to Taxes.

         3.12. PROPERTY. (a) Section 3.12(a) of the Company Disclosure Letter contains a true and complete list of all (i) material patents and patent applications in the name of the Company or any of its Subsidiaries,
(ii) material trademark and service mark registrations and applications in the name of the Company or any of its Subsidiaries solely or jointly with any other parties, (iii) copyright registrations and applications for works, (iv) Internet domain names used or held for use in connection with the business of the Company, and (v) all material licenses related to the foregoing.

         (b) Except as set forth in Section 3.12(b) of the Company Disclosure Letter, (i) the Company and its Subsidiaries own or, to the Knowledge of the Company, have the valid right to use, license, and otherwise exploit, all intellectual property used by it in connection with its business, including, without limitation, (A) trademarks and service marks (registered or unregistered) and trade names, and all goodwill associated therewith, (B) patents, patentable inventions, discoveries, improvements, ideas, know-how, processes and Computer Software, (C) trade secrets and the right to limit the use or disclosure thereof, (D) copyrights in all works, including software programs and mask works, and (E) domain names (collectively "INTELLECTUAL PROPERTY"), except where the failure to own or have the valid right to use the Intellectual Property could not reasonably be expected to have a Company Material Adverse Effect, (ii) all grants, registrations and applications for Intellectual Property that are used in and are material to the conduct of the businesses of the Company and its Subsidiaries as currently conducted (A) are valid, subsisting, in proper form and have been duly maintained, including the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions, and (B) have not lapsed, expired or been abandoned, (iii) to the Knowledge of the Company, (A) there are no material conflicts with or infringements of any Intellectual Property by any third party, and (B) the conduct of the businesses of the Company and its Subsidiaries as currently conducted does not conflict with or infringe any proprietary right of any third party, (iv) there is no claim, suit, action or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries (A) alleging any such conflict or infringement with any third party's proprietary rights or (B) challenging the ownership, use, validity or enforceability of the Intellectual Property, except for claims, suits, actions, proceedings or challenges which could not reasonably be expected to have a Company Material Adverse Effect, (v) to the Knowledge of the Company, no former or present employees, officers or directors of the Company or any of its Subsidiaries hold or are asserting any right, title or interest directly or indirectly, in whole or in part, in or to any Intellectual Property, and (vi) to the Knowledge of the Company, none of the rights of the Company or any of its Subsidiaries to any Intellectual Property under co-ownership arrangements or through license from third parties will be affected by virtue of the consummation of the Offer, the Merger or any other transaction contemplated by this Agreement. For purposes of this Agreement, the term "COMPUTER SOFTWARE" means (A) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (B) databases and compilations, including, without limitation, any and all data and collections of data, whether machine readable or otherwise, (C) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on any paper, magnetic media or other electronic or non-electronic device, (D) all descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, and (E) all documentation, including, without limitation, all technical and user manuals and training materials, relating to the foregoing.

         (c) The Company Filed Reports set forth all of the material real property owned in fee by the Company or any of its Subsidiaries (the "OWNED REAL PROPERTY"). The Company or one of its Subsidiaries has good and valid title to (and quiet enjoyment of) each parcel of Owned Real Property and to each other asset reflected in the latest consolidated balance sheet of the Company included in the Company Filed Reports (other than as disclosed in the Company Filed Reports or in Section 3.12(c) of the Company Disclosure Letter, or any such other assets disposed of in the ordinary course of business or which, individually or in the aggregate, are not material to the Company, free and clear of all Liens except (i) those specified in Section 3.12(c) of the Company Disclosure Letter or reflected or reserved against in the latest consolidated balance sheet of the Company included in the Company Filed Reports, (ii) taxes and general and special assessments not in default and payable without penalty and interest or the validity of which are being contested in good faith by appropriate actions, (iii) Liens that constitute a statutory landlord lien or a carrier, warehouseman, mechanic, supplier, materialman, repairman or similar Lien arising in the ordinary course of business, (iv) rights of third parties under leases of real property and tangible personal property, (v) all easements, covenants, ordinances, zoning regulations, restrictions and other encumbrances which do not destroy marketability of title, materially detract from the value or materially interfere with the present use of any Owned Real Property, and (vi) other Liens that individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect (collectively, "PERMITTED LIENS").

         (d) Except in each case where the failure could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company or one of its Subsidiaries has a valid leasehold interest in each parcel of real property or facility under which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future (the "LEASED REAL PROPERTY"), free and clear of all Liens, except Permitted Liens, (ii) each lease for Leased Real Property is in full force and effect, other than any such lease which has expired in accordance with its terms without any liability of any party thereto, (iii) all rent and other sums and charges due and payable by the Company or its Subsidiaries as tenants thereunder are current in all material respects, (iv) no termination event or condition or uncured default of a material nature on the part of the Company or any such Subsidiary or, to the Knowledge of the Company, the landlord exists under any lease for Leased Real Property, and (v) the Company or one of its Subsidiaries is in actual possession of each Leased Real Property and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable lease.

         3.13. MILLENNIUM COMPLIANCE. The disclosures set forth in the Company Filed Reports concerning potential computer hardware and software problems associated with the Year 2000 are true, correct and complete in all material respects and comply in all material respects with the requirements of the SEC with respect to such disclosures.

         3.14. CONTRACTS. (a) There have been made available to Parent true, correct and complete copies of all of the following contracts to which Company or any of its Subsidiaries is a party or by which any of them is bound (collectively, the "MATERIAL CONTRACTS"): (i) contracts with any current officer or director of the Company or any of its Subsidiaries; (ii) contracts (A) for the sale of any of the material assets of the Company or any of its Subsidiaries, other than contracts entered into in the ordinary course of business, or (B) for the grant to any person of any preferential rights to purchase any of its material assets; (iii) contracts which restrict the Company or any of its Subsidiaries from competing in any line of business or with any person in any geographical area in any material manner or which restrict any other person from competing with the Company or any of its Subsidiaries in any line of business or in any geographical area in any material manner; (iv) contracts that have a "change of control" provision or that require the consent of or notice to any third party prior to consummation of the transactions contemplated by this Agreement; (v) indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes, letters of credit, hedging obligations, capitalized lease obligations, take or pay contracts and other contracts relating to the borrowing of money; (vi) contracts between the Company or any of its Subsidiaries, on the one hand, and the Majority Stockholder and any of its Affiliates (other than the Company and its Subsidiaries), on the other hand; (vii) agreements involving the purchase of goods or services involving annual payments in excess of $500,000 or agreements involving the sale of goods or services involving annual payments in excess of $2,500,000; (viii) all joint venture agreements, and (ix) all other agreements, contracts or instruments that are material to the Company and its Subsidiaries taken as a whole.

         (b) All of the Material Contracts are in full force and effect and are the legal, valid and binding obligations of the Company and/or its Subsidiaries, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth in Section 3.14 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is in breach or default in any material respect under any Material Contract nor, to the Knowledge of the Company, is any other party to any Material Contract in breach or default thereunder in any material respect, except for such breaches or defaults that have not had and could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (c) Except as described in Section 3.14(c) of the Company Disclosure Letter, there are no contracts, arrangements, understandings, or other legally enforceable obligations between the Company and its Subsidiaries, on the one hand, and the Majority Stockholder and any of its Affiliates (other than the Company and its Subsidiaries), on the other hand, or amounts accrued thereunder as of the date hereof.

         (d) Neither the Company nor any of its Subsidiaries has any obligation to Core Laboratories N.V. pursuant to that certain Agreement and Plan of Merger dated January 18, 1999.

         3.15. ENVIRONMENTAL MATTERS. (a) Except as disclosed in the Company Filed Reports, as specified in Section 3.15 of the Company Disclosure Letter or as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) neither the Company nor any of its current or former Subsidiaries has violated or is in violation of any Environmental Law; (ii) none of the currently or formerly Owned Real Property or Leased Real Property (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance in levels or in quantities which require investigation or remediation under Environmental Laws; (iii) neither the Company nor any of its current or former Subsidiaries is liable for any off-site contamination; (iv) neither the Company nor any of its current or former Subsidiaries has any liability or remediation obligation under any Environmental Law; (v) no assets of the Company or any of its current or former Subsidiaries are subject to pending or, to the Knowledge of the Company, threatened Liens under any Environmental Law; (vi) the Company and its Subsidiaries have all material Permits required under any Environmental Law ("ENVIRONMENTAL PERMITS"); (vii) the Company and its Subsidiaries are in compliance with their respective Environmental Permits in all material respects; and (viii) neither the Company nor any of its current or former Subsidiaries has received any claim, notice or request for information concerning any material violation or alleged violation of, or any liability or alleged liability under, any Environmental Law.

         (b) For purposes of this Agreement, the term (i) "ENVIRONMENTAL LAWS" means any national, federal, state or local Law (whether domestic or foreign) relating to: (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution of the environment or the protection of human health, and (ii) "HAZARDOUS SUBSTANCES" means: (A) those materials, pollutants and/or substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas and any mixtures thereof; (D) radon;
(E) any other contaminant; and (F) any materials, pollutants and/or substance with respect to which any Governmental Entity requires environmental investigation, monitoring, reporting or remediation.

         3.16 COMPANY BENEFIT PLANS; ERISA COMPLIANCE. (a) Except as disclosed in the Company Filed Reports or disclosed in Section

3.16(a) of the Company Disclosure Letter, there are no United States bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, fringe benefit, retirement, vacation, disability, death benefit, hospitalization, medical, life, severance or other plan, agreement, arrangement, policies or understanding, or change of control agreement whether formal or informal, oral or written, legally binding or not providing benefits to any current or former employee, officer, director, shareholder, consultant or independent contractor of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is or was obligated to contribute (collectively, the "COMPANY BENEFIT PLANS", which will include each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not subject to ERISA), or Foreign Plans. For purposes of this Agreement, (i) the term "FOREIGN PLAN" will refer to each plan, agreement, arrangement or understanding that is subject to or governed by the Laws of any jurisdiction other than the United States, and which would have been treated as a Company Benefit Plan had it been a United States plan, agreement, arrangement or understanding, and (ii) the term "EMPLOYEE" will be considered to include individuals rendering personal services to the Company or any of its Subsidiaries as independent contractors. Section 3.16(a) of the Company Disclosure Letter contains a true and complete list of all agreements or plans providing for termination or severance pay to any officer, director or employee of the Company.

         (b) Except as set forth on Section 3.16(b) of the Company Disclosure Letter, each Company Benefit Plan and Foreign Plan has been administered in accordance with its terms, all applicable Laws, including ERISA and the Code, except for any failures to administer any Company Benefit Plan or Foreign Plan that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plans and Foreign Plan is in compliance with all applicable Laws, including the applicable provisions of ERISA, and the Code, except for any failures to be in such compliance that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code is so qualified and each trust established in connection with any Company Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt. No fact or event has occurred which is reasonably likely to affect adversely the qualified status of any such Company Benefit Plan or the exempt status of any such trust, except for any occurrence that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and all contributions to, and payments from, each Company Benefit Plan and Foreign Plan that are required to be made in accordance with such Plans and applicable Laws (including ERISA and the Code) have been timely made, other than any failures that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan intended to meet the requirements of Section 501(c)(9) of the Code meets such requirements in all material respects and provides no disqualified benefits (as defined in Section 4976(b) of the Code).

         (c) The Internal Revenue Service (the "IRS") has issued favorable determination letters with respect to the qualification of each qualified Company Benefit Plan and related trust, and the IRS has not taken any action to revoke any such letter and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. The qualified Company Benefit Plans and trusts are set forth in Section 3.16(c) of the Company Disclosure Letter.

         (d) There are no leased employees within the meaning of Section 414(n) of the Code who perform services for the Company or any of its Subsidiaries.

         (e) No Company Benefit Plan is or at any time was (i) subject to Title IV of ERISA; (ii) subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; (iii) a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(13) of ERISA or Section 414(f) of the Code; or (iv) a "multiple employer plan" within the meaning of Section 413(c) of the Code.

         (f) No Company Benefit Plan or Foreign Plan provides medical benefits (whether or not insured) with respect to current or former employees, officers or directors after retirement or other termination of service, except as required by applicable Law.

         (g) Except as set forth on Section 3.16(g) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer or director of the Company to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, officer or director.

         (h) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement (including this Agreement) that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code. No Company Benefit Plan provides for the reimbursement of excise taxes under
Section 4999 of the Code or any income taxes under the Code.

         (i) With respect to each Company Benefit Plan and Foreign Plan, the Company has delivered or made available to Parent a true and complete copy of: (A) each writing constituting a part of such Company Benefit Plan or Foreign Plan, including, without limitation, all Company Benefit Plan and Foreign Plan documents and trust agreements; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the most recent annual financial report, if any; (D) the most recent actuarial report, if any; and (E) the most recent determination letter from the IRS, if any. Except as specifically provided in the foregoing documents delivered or made available to Parent, there are no amendments to any Company Benefit Plan or Foreign Plan that have been adopted or approved nor has the Company or any of its Subsidiaries undertaken to make any such amendments or to adopt or approve any new Company Benefit Plan or Foreign Plan.

         (j) Except as set forth on Section 3.16(j) of the Company Disclosure Letter, there are no pending or, to the Knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, or to the Company's Knowledge, no set of circumstances exists that may reasonably give rise to a claim or lawsuit, against the Company Benefit Plans or Foreign Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or Foreign Plans or the assets of any of the trusts under any of the Company Benefit Plans or Foreign Plans that could reasonably be expected to result in any liability of the Company or any of its Subsidiaries, other than any liability that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (k) With respect to each Foreign Plan: (A) all amounts required to be reserved under each Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Foreign Plan is established; (B) each Foreign Plan required to be registered with a Governmental Entity has been registered and maintained in good standing with the appropriate Governmental Entities; and (C) the fair market value of the assets of each funded Foreign Plan that is a defined pension plan (or termination indemnity plan), and the liability of each insurer for each Foreign Plan that is a defined benefit pension plan (or termination indemnity plan) and is funded through insurance or the book reserve established for each Foreign Plan that is a defined benefit pension plan (or termination indemnity plan) that utilizes book reserves, together with any accrued contributions, is sufficient to procure or provide for the liability for accrued benefits with respect to those current and former employees of the Company and any of its Subsidiaries that participate in such Foreign Plan according to the reasonable actuarial or other applicable assumptions and valuations most recently used to determine employer contributions to or the funded status or book reserve of such Foreign Plans.

         (l) With respect to each Company Benefit Plan, there have been no prohibited transactions or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Company Benefit Plans that could reasonably be expected to result in any liability or excise tax under ERISA or the Code, other than any liability or Tax that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (m) All trusts providing funding for Company Benefit Plans that are intended to comply with Section 501(c)(9) of the Code are exempt from federal income taxation and, together with any other welfare benefit funds (as defined in Section 419(e)(1) of the Code) maintained in connection with any of the Company Benefit Plans, have been operated and administered in compliance with all applicable requirements such that neither the Company or any of its Subsidiaries, any Company Benefit Plan nor such trust or fund is subject to any taxes, penalties or other liabilities imposed as a consequence of failure to comply with such requirements, other than any liability or Tax that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (n) All contributions, transfers, and payments in respect of any Company Benefit Plan, other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code, have been or are fully deductible under the Code.

         (o) With respect to any insurance policy that provides funding for benefits under any Company Benefit Plan, to the Knowledge of the Company, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the Knowledge of the Company, no such proceedings with respect to any insurer are imminent.

         3.17. STATE TAKEOVER STATUTES. The Company Board has approved the Offer, the Merger, this Agreement and the transactions contemplated hereby and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement, the Shareholder Agreement and the transactions contemplated hereby and thereby, the limitations on control share acquisitions and business combinations contained in Sections 78.378 through
78.3793 inclusive and Sections 78.411 through 78.444 inclusive of the NRS (or any similar provision). Neither Chapter 92A of the NRS nor any other "fair price," "merger moratorium," "control share acquisition" or other anti-takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger, this Agreement, the Shareholder Agreement or any of the transactions contemplated hereby or thereby.

         3.18. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the issued and outstanding Shares, voting as a single class, at the Company Stockholders Meeting to adopt this Agreement and approve the Merger ("COMPANY STOCKHOLDER APPROVAL") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and/or adopt this Agreement and the transactions contemplated hereby and to approve the Merger.

         3.19. NO BROKERS. The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company or Parent to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained the Company Financial Adviser as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof. The Company or, if the Effective Time occurs, the Surviving Corporation, will pay all amounts owed pursuant to the foregoing arrangements.

         3.20. OPINION OF COMPANY FINANCIAL ADVISER. The Company has received the opinion of the Company Financial Adviser to the effect that, as of the date hereof, the consideration to be received by the Stockholders in the Offer and the Merger is fair to the Stockholders from a financial point of view.

         3.21. PROXY STATEMENT; OFFER DOCUMENTS. The proxy statement to be sent to the Stockholders in connection with a meeting of the Stockholders to consider the Merger (the "COMPANY STOCKHOLDERS MEETING") or the information statement to be sent to the Stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, is herein referred to as the "PROXY STATEMENT"), at the date mailed to the Stockholders and at the time of the Company Stockholders Meeting (i) will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Schedule 14D-9 nor any of the information relating to the Company or its Affiliates provided by or on behalf of the Company specifically for inclusion in the Schedule 14D-1 or the Offer Documents will, at the respective times the Schedule 14D-9, the Schedule 14D-1 and the other Offer Documents or any amendments or supplements thereto are filed with the SEC and are first published, sent or given to Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that no representation or warranty is made by the Company with respect to any Parent SEC Information.

         3.22. CERTAIN BUSINESS PRACTICES. None of the Company or any of its Subsidiaries or any director, officer, employee or agent of the Company or any of its Subsidiaries has, in furtherance of any business of the
Company: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt

Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128(B)(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

          IV.  REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

         Each of Parent and Purchaser represents and warrants to the Company as follows:

         4.1. EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. Parent is a societe anonyme and Purchaser is a corporation duly incorporated, each validly existing and in good standing (to the extent such a concept exists) under the laws of the jurisdiction of its incorporation or organization. Each of Parent and Purchaser is duly licensed or qualified to do business as a foreign corporation and is in good standing (to the extent such concept exists) in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Parent Material Adverse Effect. A "PARENT MATERIAL ADVERSE EFFECT" means any change, effect, event or condition that has had or could reasonably be expected to (i) have a material adverse effect on the business, assets, results of operations or financial condition of Parent, Purchaser and Parent's Subsidiaries, taken as a whole, or (ii) prevent or materially delay Parent's or Purchaser's ability to consummate the transactions contemplated hereby. Each of Parent and Purchaser has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. The copies of the articles of incorporation and bylaws or equivalent organizational documents of Parent and Purchaser previously made available to the Company are true and correct.

         4.2. AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENT. Each of Parent and Purchaser has the requisite corporate power and authority to execute and deliver this Agreement, the Shareholder Agreement and all agreements and documents contemplated hereby and thereby to be executed respectively by it. This Agreement, the Shareholder Agreement, the Offer, the Merger and the consummation by Parent and Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by the respective Boards of Directors (or similar governing body) of Parent and Purchaser and by Parent as sole shareholder of Purchaser, and no other corporate action on the part of Parent and Purchaser is necessary to authorize this Agreement, the Shareholder Agreement, the Offer and the Merger, or to consummate the transactions contemplated hereby or thereby other than the authorization and approval by the holders of two-thirds of ordinary shares of Parent of the reserved capital increase contemplated by the Subscription Agreement dated October 23, 1999 (the "SUBSCRIPTION AGREEMENT") between Parent and The Beacon Group Energy Investment Fund II, L.P. ("BEACON") (such approval, the "PARENT STOCKHOLDER APPROVAL") and the approval of such reserved capital increase by the Board of Directors (or similar governing body) of the Parent (the "PARENT BOARD") (together with the Parent Stockholder Approval, the "PARENT FINANCING APPROVALS"). This Agreement and the Shareholder Agreement constitute, and all agreements and documents contemplated hereby to be executed and delivered by Parent or Purchaser (when executed and delivered pursuant hereto) will constitute, the valid and binding obligations of Parent or Purchaser, as the case may be, enforceable respectively against them in accordance with their respective terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws now or hereinafter in effect affecting creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

         4.3. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement and the Shareholder Agreement by Parent and Purchaser do not, and the consummation by Parent and Purchaser of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the articles of incorporation, bylaws or other similar constituent documents of Parent or any of its Subsidiaries, (ii) conflict with or violate any Law or Order applicable to Parent or any of its Subsidiaries or by which any property or asset of Parent or any of its Subsidiaries is bound or affected, or (iii) subject to making the filings, obtaining the approvals and effecting any other matters identified in Section 4.3(b), result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of Parent or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or any property or asset of Parent or any of its Subsidiaries is bound or affected, except (A) in the case of clauses (i), (ii) and (iii), for the Parent Financing Approvals, and (B) in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, events, losses, rights, payments, cancellations, encumbrances or other occurrences that could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         (b) The execution and delivery of this Agreement and the Shareholder Agreement by Parent and Purchaser do not, and the performance of this Agreement and the Shareholder Agreement and the consummation of the transactions contemplated hereby and thereby by either of them will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, (B) the applicable pre-merger notification requirements of the HSR Act, and any other required filings with or approvals of foreign competition authorities, (C) the Parent Financing Approvals, and (D) the filing of articles of merger pursuant to the NRS, and
(ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         4.4. SEC DOCUMENTS. (a) The Parent has filed all forms, reports and documents required to be filed by it with the SEC since June 30, 1997 (collectively, the "PARENT REPORTS"). As of their respective dates, the Parent Reports and any such reports, forms and other documents filed by the Parent with the SEC after the date of this Agreement (i) complied, or will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder and
(ii) did not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Parent Report filed prior to the date of this

Agreement which was superseded by a subsequent Parent Report filed prior to the date of this Agreement.

         (b) Each of the financial statements included in or incorporated by reference into the Parent Reports (including the related notes and schedules) presents fairly, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as of its date and, to the extent applicable, the results of operations, retained earnings or cash flows, as the case may be, of the Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments, none of which will be material in kind or amount), in each case in accordance with GAAP during the periods involved, except as may be noted therein.

         4.5. NO BROKERS. Neither Parent nor Purchaser has entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company to pay any investment banker's or finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, any such amounts to be the sole liability of Parent.

         4.6. PROXY STATEMENT; OFFER DOCUMENTS. None of the information provided by Parent, Purchaser or their respective officers, directors, representatives, agents or employees for inclusion in the Proxy Statement, or in any amendments thereof or supplements thereto, will, on the date the Proxy Statement or any amendments or supplements thereto is first mailed to Stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact, or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Offer Documents nor any amendments thereof or supplements thereto will, at any time the Offer Documents or any such amendments or supplements are filed with the SEC or first published, sent or given to the Stockholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent and Purchaser do not make any representation or warranty with respect to any Company SEC Information.

         4.7. FINANCING. Parent and Beacon have entered into the Subscription Agreement pursuant to which, subject to satisfaction of the conditions stated therein (including the Parent Financing Approvals), Parent will issue and Beacon will purchase shares of Parent, the proceeds of which will be used by Parent to finance or caused to be financed the Offer, the Merger and the transactions contemplated by this Agreement (such transaction shall be referred to as the "FINANCING"). Parent has provided to the Company a true and correct copy of the Subscription Agreement.

                                 V.  COVENANTS

         5.1. CONDUCT OF BUSINESS. (a) CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement to the Effective Time, the Company will, and will cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Laws and, to the extent consistent therewith, use all reasonable efforts to continue to pursue the Company's plans for becoming Millennium Compliant prior to January 1, 2000 and to preserve intact their current business organizations, and use all reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with all key customers, suppliers and other Persons having business dealings with them to the end that their goodwill and ongoing businesses will be unimpaired at the Effective Time. Without limiting the generality or effect of the foregoing, except as expressly and specifically described in Section 5.1 of the Company Disclosure Letter or as expressly provided by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company will not, and will not permit any of its Subsidiaries to, without the prior written consent of Parent:

                  (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of the Company to its parent, or by a Subsidiary that is partially owned by the Company or any of its Subsidiaries, PROVIDED, that the Company or any such Subsidiary receives or is to receive its proportionate share thereof, (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) except for the issuance of Shares pursuant to the exercise of Options that are outstanding on the Measurement Date, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                  (iii) amend its articles of incorporation, bylaws or other comparable organizational documents;

                  (iv) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or in any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, other than (x) in the ordinary course of business consistent with past practice, (y) sales of assets which do not individually or in the aggregate exceed $500,000 and (z) the sale by the Company of a note receivable dated December 29, 1998 from CGG Marine in the original amount of $10,848,320.30, which sale referred to in clause (z) shall require the prior written consent of Parent, which consent shall not be unreasonably withheld;

                  (vi) (A) incur, except as set forth in Section 5.1(a)(vi)(A) of the Company Disclosure Letter, any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for the incurrence of indebtedness for borrowed money from the Stockholder to fund working capital requirements consistent with past practice and in connection with any capital expenditures permitted under Section 5.1(a)(vii) of this Agreement or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than to the Company or any wholly owned Subsidiary of the Company or to officers and employees of the Company or any of its Subsidiaries for travel, business or relocation expenses in the ordinary course of business;

                  (vii) make any capital expenditures other than (i) capital expenditures set forth in the estimate of the Company dated October 5, 1999 previously delivered to Parent or (ii) expenditures in the ordinary course of business consistent with past practice which individually or in the aggregate do not exceed $500,000;

                  (viii) make any change to its accounting methods, principles or practices, except as may be required by GAAP, or make or change any Tax election or settle or compromise any material Tax liability or refund;

                  (ix) except as required by Law or contemplated hereby, enter into, adopt or amend in any material respect or terminate any Company Benefit Plan, Foreign Plan or any other agreement, plan or policy involving the Company or any of its Subsidiaries and one or more of their directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plans or Foreign Plans, or change the manner in which contributions to any Company Benefit
         Plans or Foreign Plans are made or the basis on which such contributions are determined;

                  (x) hire or terminate the employment of any executive officer or key employee or increase the compensation of any director, executive officer or other key employee of the Company or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such Person;

                  (xi) enter into or amend in any material respect any Material Contract or enter into any contract or agreement, written or oral, with any Affiliate, associate or relative of the Company, or make any payment to or for the benefit of, directly or indirectly, any of the foregoing, except for payments made by the Company to the Stockholder (A) to repay indebtedness incurred by the Company as permitted by clause (vi) above or (B) in accordance with the terms of the Tax Allocation Agreement or Corporate Services Agreement of amounts that have accrued prior to the date hereof and that are listed on Section 3.14(c) of the Company Disclosure Letter or amounts that are attributable to any period or partial period commencing on the date of this Agreement not incurred in breach of this Agreement;

                  (xii) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries; or

                  (xiii) authorize, or commit or agree to take, any of the foregoing actions.

         (b) OTHER ACTIONS. Except as required by Law, neither the Company, on the one hand, nor Parent or Purchaser, on the other hand, will, or will permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party becoming untrue in any material respect or (ii) any of the conditions set forth in Annex A or Article VI not being satisfied.

         (c) NOTICE OF CHANGES. Each of the Company and Parent will promptly advise the other party orally and in writing of (i) any representation or warranty made by it or, in the case of Parent, it or Purchaser, contained in this Agreement becoming untrue or inaccurate in any material respect, (ii) the failure by it or, in the case of Parent, it or Purchaser, to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or (iii) any change or event which could reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable; PROVIDED, HOWEVER, that no such notification will affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (d) COMPANY STOCKHOLDERS MEETING. (i) The Company will take all action necessary in accordance with applicable Law and its articles of incorporation and bylaws to convene a meeting of the Stockholders as promptly as practicable after the Offer

Completion Date to consider and vote upon the approval and adoption of this Agreement and the Merger. The Company Board will recommend such approval and adoption and the Company will take all lawful action to solicit such approval, including, without limitation, timely mailing any Proxy Statement; PROVIDED, HOWEVER, that such recommendation (but not such actions to convene the Company Stockholders Meeting) is subject to any action, including any withdrawal or change of its recommendation, taken by, the Company Board, expressly permitted by Section 5.2(b). Without limiting the generality or effect of the foregoing, the Company's obligations pursuant to the first sentence of this Section 5.1(d) will not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal. If the Parent or Purchaser purchases any Common Stock pursuant to the Offer, the record date for the Company Stockholder Meeting shall be a date subsequent to the date the Parent or Purchaser becomes a record holder of Common Stock purchased pursuant to the Offer.

         (ii) Notwithstanding Section 5.1(d)(i) hereof, in the event that Parent, Purchaser or any other Subsidiary of Parent acquires at least 90% of the outstanding Shares pursuant to the Offer or otherwise, the parties hereto agree, at the request of Parent or Purchaser, to take all necessary and appropriate action to cause the Merger to become effective in accordance with
Section 92A-180 of the NRS without a meeting of Stockholders as soon as practicable after the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer.

         5.2. NO SOLICITATION. (a) The Company, its affiliates and their respective officers, directors, employees, representatives and agents will immediately cease any existing discussions or negotiations, if any, with any parties with respect to any Company Takeover Proposal, take the necessary steps to inform such parties of the obligations undertaken in this Section 5.2, and request that such parties promptly return all documents (and all copies thereof) furnished to them by the Company or its representatives in connection with such discussions and negotiations. The Company will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including, without limitation, by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes or reasonably may give rise to any Company Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal; PROVIDED, HOWEVER, that if, at any time prior to the date on which Purchaser purchases Shares in the Offer (the "OFFER COMPLETION DATE"), the Company Board determines in good faith, based upon and in conformity with the advice of outside counsel, that failure to do so would result in a breach of its fiduciary duties to the Stockholders under applicable Law, the Company may, in response to a Superior Proposal which was not solicited by it and did not otherwise result from a breach of any provision of this Agreement and subject to the Company providing Parent prior written notice of its decision to take such action and the information required pursuant to Section 5.3(c), (A) furnish information with respect to the Company and each of its Subsidiaries to any Person pursuant to a customary confidentiality agreement and (B) participate in negotiations regarding such Superior Proposal. For purposes of this Agreement, "COMPANY TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of 10% or more of the assets, net income or net revenues of the Company and its Subsidiaries or 10% or more of any class of equity securities of the Company or any of its Subsidiaries, any tender offer or exchange offer for Shares for any class of equity securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction that is intended or could frustrate the completion of the transactions contemplated hereby and "SUPERIOR PROPOSAL" means a bona fide written Company Takeover Proposal that
(w) involves the direct or indirect acquisition or purchase of 100% or more of the assets of the Company and its Subsidiaries or 50% or more of the Common Stock of the Company (x) involves payment of consideration to the Company's Stockholders and other terms and conditions that, taken as a whole, the Company Board reasonably determines is superior to the Offer and the Merger, (y) is not subject to a financing condition unless the Company Board, by action of a majority of the entire Company Board in good faith, based on the advice of the Company Financial Advisor, determines that the Company Takeover Proposal is readily financeable, and (z) is made by a Person reasonably capable of completing such Company Takeover Proposal, taking into account the legal, financial, regulatory and other aspects of such Company Takeover Proposal and the Person making such Company Takeover Proposal.

         (b) Except as expressly permitted by this Section 5.2(b), neither the Company Board nor any committee thereof may (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or Purchaser, the approval or recommendation by the Company Board or such committee of the Offer, the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal (each, a "COMPANY ACQUISITION AGREEMENT"), or (iv) release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party. Notwithstanding the foregoing, in the event that prior to the Offer Completion Date, the Company Board determines in good faith (after consultation with the Company Financial Advisor) after the Company has received a Superior Proposal and based upon and in conformity with the advice of outside counsel, that failure to do so would result in a breach of its fiduciary duties to the Stockholders under applicable Law, the Company Board may, subject to Section 7.5(b), withdraw or modify its approval or recommendation of the Offer, the Merger or this Agreement, approve or recommend a Superior Proposal or terminate this Agreement pursuant to Section 7.3(c), PROVIDED, HOWEVER, that not less than five Business Days prior to such termination, the Company will notify Parent of its intention to terminate this Agreement pursuant to this Section 5.2(b) and Section 7.3(c) and will cause its financial and legal advisers to negotiate in good faith with Parent and Parent's financial and legal advisers during such five-day period to make such adjustments in the terms and conditions of this Agreement as are acceptable to Parent and the Company and would cause such Company Takeover Proposal not to be a Superior Proposal and, upon the agreement between Parent and the Company on such adjustments, the Company Board shall not be entitled to terminate this Agreement pursuant to Section 7.3(c).

         (c) In addition to the obligations of the Company set forth in Sections 5.2(a) and (b), the Company will (i) immediately advise Parent orally and in writing of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the Person making such request or Company Takeover Proposal, (ii) promptly notify Parent in writing after receipt of any request for nonpublic information relating to it or any of its Subsidiaries or for access to its or its Subsidiaries' properties, books or records by any Person that, to the Knowledge of the Company's executive officers, may be considering making, or has made, a Company Takeover Proposal, and (iii) keep Parent informed of the status and details (including amendments or proposed amendments) of any such Company Takeover Proposal or any such request for information or access.

         (d) Nothing contained in this Section 5.2 will prohibit the Company from taking and disclosing to its Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act based on the written advice of outside counsel; PROVIDED, HOWEVER, that neither the Company nor the Company Board nor any committee thereof may, except as expressly permitted by
Section 5.2(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Offer, this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal.

         5.3. FILINGS, REASONABLE EFFORTS. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things, necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other transactions contemplated by this Agreement, including, without limitation, (i) obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and making of all necessary registrations and filings (including filings with Governmental Entities) and taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity,
(ii) obtaining of all necessary consents, approvals or waivers from third parties, and (iii) execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

         (b) In connection with and without limiting the foregoing, the Company and Parent will, and Parent will cause Purchaser to, (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger or any of the other transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable thereto, take all action necessary to ensure that the Offer and the Merger and such other transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation thereon.

         (c) Notwithstanding any other provision hereof, in no event will Parent be required to agree to any divestiture, hold- separate or other requirement or restriction in connection with this Agreement or any of the transactions contemplated thereby.

         (d) If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Purchaser or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Purchaser or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Purchaser or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         (e) The Parent and the Purchaser will cooperate with the Company to satisfy the Offer Condition set forth in clause (L) of Annex A hereto; PROVIDED, HOWEVER, that Parent and the Purchaser will not be obligated to provide a guarantee or any other form of financial assurance, or to pay any fee or other amounts or make any commitments, which may be requested by the banks who are parties to the loan agreements specified in such clause (L).

         5.4. INSPECTION OF RECORDS. (a) From the date hereof to the Effective Time, the Company will (i) allow all designated officers, attorneys, accountants and other representatives of Parent, including, without limitation, representatives of Beacon, reasonable access at all reasonable times to the officers, key employees, accountants and other representatives of the Company and its Subsidiaries and the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the parties and their respective Subsidiaries, as the case may be and (ii) furnish to Parent and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request.

         (b) Subject to the requirements of applicable Law, and except for such actions as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, the parties will, and will instruct each of their respective Affiliates, associates, partners, employees, agents and advisors to, hold in confidence all such information as is confidential or proprietary and will use such information only in connection with the Offer and the Merger.

         (c) If the transactions contemplated herein are not consummated, then each receiving party shall return to the disclosing party (or destroy and provide certification of the destruction of) all documents, studies, analyses, compilations, data and other information provided by the disclosing party to such receiving party or compilations, extracts, summaries or other documents prepared by such receiving party from information supplied by the disclosing party (together, the "CONFIDENTIAL INFORMATION"). No receiving party shall use or reveal to any third party any of the Confidential Information, PROVIDED, that the obligations of any receiving party hereunder shall not apply to:

                  (i) any Confidential Information which was known to such receiving party prior to its disclosure by the disclosing party or developed by the receiving party other than in breach of this Agreement, PROVIDED, that such Confidential Information was not, to the knowledge of the receiving party obtained in violation of another confidentiality agreement or similar obligation with the disclosing party or another party;

                  (ii) any Confidential Information which was in the public domain prior to the disclosure thereof by the disclosing party to the receiving party or which thereafter enters the public domain other than in breach of this Agreement;

                  (iii) any Confidential Information which is disclosed to the receiving party by a third party (which term shall not include the counsel, accountants and other non-employee representatives of the Company) having, to the knowledge of the receiving party, the legal right to make such disclosure; or

                  (iv) any Confidential Information which is required to be disclosed by order of any court or other tribunal of competent jurisdiction or by any other applicable Law, PROVIDED, that the receiving party shall notify the disclosing party of any order promptly so as to afford the disclosing party the opportunity to intervene in order to prevent such disclosure, if the disclosing party so desires.

         5.5. PUBLICITY. The initial press release in the United States and France relating to this Agreement will be in the form of a joint press release previously agreed between Parent and the Company and thereafter the Company and Parent will, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

         5.6. PROXY STATEMENT. If required by applicable Law, Parent and the Company will cooperate and promptly prepare and file with the SEC as soon as practicable after the Offer Completion Date the Proxy Statement, and promptly thereafter will mail the Proxy Statement to the Stockholders. Any Proxy Statement will contain the recommendation of the Company Board that the Stockholders approve and adopt this Agreement and approve the Merger and the other transactions contemplated hereby. The Company agrees not to mail the Proxy Statement to the Stockholders until Parent confirms that the information provided by Parent and Purchaser continues to be accurate. If at any time prior to the Company Stockholders Meeting any event or circumstance relating to the Company or any of its Subsidiaries or Affiliates, or its or their respective officers or directors, should be discovered by the Company that is required to be set forth in a supplement to any Proxy Statement, the Company will promptly inform Parent and Purchaser to supplement such Proxy Statement and mail such supplement to the Stockholders.

         5.7. INSURANCE; INDEMNITY. (a) All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing in favor of the current or former directors or officers of the Company or each of its Subsidiaries as provided in their respective articles of incorporation or bylaws (or comparable organizational documents) or contracts for indemnification in the form of those agreements in effect as of the date hereof will be assumed by the Surviving Corporation and the Surviving Corporation will be directly responsible for such indemnification, without further action, as of the Effective Time and such indemnification will continue in full force and effect in accordance with their respective terms until the expiration of all periods in which claims may be made thereunder pursuant to applicable statutes of limitation, notwithstanding any change to the articles of incorporation or bylaws pursuant to this Agreement (including
Section 2.4) or at any time after the Offer Completion Date. In addition, from and after the Effective Time, directors and officers of the Company who become or remain directors or officers of the Surviving Corporation will be entitled to the same indemnity rights and protections (including those provided by directors' and officers' liability insurance) of the Surviving Corporation. Notwithstanding any other provision hereof, the provisions of this Section 5.7 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives.

         (b) The Company and the Surviving Corporation, as applicable, will maintain in effect for not less than six years after the Offer Completion Date policies of directors' and officers' liability insurance equivalent in all material respects to those maintained by or on behalf of the Company and its Subsidiaries on the date hereof (and having at least the same coverage and containing terms and conditions which are no less advantageous to the Persons currently covered by such policies as insured) with respect to matters existing or occurring at or prior to the Offer Completion Date; PROVIDED, HOWEVER, that if the aggregate annual premiums for such insurance at any time during such period exceed 150% of the per annum rate of premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement, then the Surviving Corporation will provide the maximum coverage that is then available at an annual premium equal to 150% of such rate.

         5.8. EMPLOYEE BENEFITS MATTERS. (a) On and after the Effective Time, the Surviving Corporation will promptly pay or provide when due all compensation and benefits as provided pursuant to the terms of, and to honor in accordance with their current existing terms (except to the extent amended or terminated in accordance with such terms), all compensation arrangements, employment agreements and employee or director benefit plans, programs and policies in existence as of the date hereof for all employees (and former employees) and directors (and former directors) of the Company and its Subsidiaries that were not entered into in breach of this Agreement.

         (b) The Surviving Corporation, for the period commencing at the Effective Time and ending on the date that is one year after the Effective Time, will provide employee benefits under plans, programs and arrangements which, in the aggregate, will provide benefits to the employees of the Surviving Corporation and its Subsidiaries (other than employees covered by a collective bargaining agreement) that are not materially less favorable in the aggregate than those provided pursuant to the plans, programs and arrangements of the Company and its Subsidiaries in effect on the date hereof (other than those related to the equity securities of the Company); PROVIDED, HOWEVER, that nothing herein will prevent the amendment or termination of any specific plan, program or arrangement or require that the Surviving Corporation provide or permit investment in the securities of Parent, the Company or the Surviving Corporation or interfere with the Surviving Corporation's right or obligation to make such changes as are necessary to comply with applicable Law.

         (c) Employees of the Surviving Corporation will be given credit for all service with the Company and its Subsidiaries, to the same extent as such service was credited for such purpose by the Company and its Subsidiaries, under each employee benefit plan, program, or arrangement of Parent in which such employees are eligible to participate for all purposes, except for purposes of benefit accrual, under defined benefit pension plans, and, in all cases, except to the extent such credit would result in duplication of benefits. If employees of the Surviving Corporation and its Subsidiaries become eligible to participate in a medical, dental or health plan of Parent or its Subsidiaries, Parent will cause such plan to (i) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of the Company and its Subsidiaries and (ii) honor any deductible and out-of-pocket expenses incurred by the employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation. Notwithstanding the foregoing, in no event will the employees be entitled to any credit for service, deductibles or out-of-pocket expenses to the extent that it would result in a duplication of benefits with respect to the same period of service, deductible or out-of-pocket expenses.

         (d) Nothing in this Section 5.8 will require the continued employment of any person or will create any legal rights or cause of action by, any employee of the Company or any of its Subsidiaries, or their heirs, dependents or personal representatives.

         5.9. CONVEYANCE TAXES. The Company and Parent will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time and each party will pay any such Tax or fee which becomes payable by it on or before the Effective Time.

         5.10. PARENT STOCKHOLDERS' MEETING. Parent will use its reasonable best efforts to convene an extraordinary general meeting of its Stockholders (the "PARENT STOCKHOLDERS MEETING") to be duly called and held as soon as reasonably practicable for the purpose of obtaining the Parent Stockholder Approval. Subject to fiduciary obligations and requirements of applicable Law under the terms of this Agreement, the Board of Directors of the Parent will recommend to its Stockholders each of the matters required for Parent Stockholder Approval and will use reasonable efforts to solicit such approval.

         5.11. FINANCING. Parent will use its reasonable best efforts to obtain the Financing.

                           VI.  CONDITIONS PRECEDENT

         6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger will be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         (a) Purchaser shall have made, or caused to be made, the Offer and shall have purchased, or caused to be purchased, the Shares validly tendered and not withdrawn pursuant to the Offer,

PROVIDED, that this condition shall be deemed to have been satisfied with respect to the obligation of Parent and Purchaser to effect the Merger if Purchaser fails to accept for payment or pay for Shares pursuant to the Offer in violation of the terms of the Offer or of this Agreement;

         (b) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable Law by the holders of the issued and outstanding shares of capital stock of the Company; and

         (c) No Order or Law enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition (collectively, "RESTRAINTS") preventing the consummation of the Merger shall be in effect.

         6.2. CONDITION TO OBLIGATION OF PARENT AND PURCHASER TO EFFECT THE MERGER. The obligation of Parent and Purchaser to effect the Merger will be subject to the fulfillment at or prior to the Closing Date (or such other date as may be specified below) of the condition that the Company shall have performed in all material respects its covenants contained in this Agreement required to be performed on or prior to the Closing Date.

                               VII.  TERMINATION

         7.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Effective Time, whether or not the Company Stockholder Approval or the Parent Stockholder Approval has been obtained, by the mutual consent of Parent and the Company.

         7.2. TERMINATION BY EITHER PARENT OR COMPANY. This Agreement may be terminated by action of the Board of Directors of either Parent or the Company, whether or not the Company Stockholder Approval or the Parent Stockholder Approval has been obtained, if (a) the Offer Completion Date shall not have occurred on or before February 15, 2000 (the "OUTSIDE DATE"); PROVIDED, HOWEVER, that the Outside Date shall be extended until March 31, 2000 in the event that the Effective Time shall not have occurred prior to February 15, 2000 (x) due to the failure of the Offer Condition set forth in clause (b) of Annex A or (y) because at least 90% of the Voting Securities, calculated on a fully diluted basis, had not been validly tendered and not withdrawn in the Offer; PROVIDED, FURTHER, that no party may terminate this Agreement pursuant to this Section 7.2(a) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Offer Completion Date shall not have occurred on or before said date, (b) any Governmental Entity shall have issued a Restraint or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Offer, the Merger or any of the other transactions contemplated by this Agreement and such Restraint or other action shall have become final and nonappealable, or (c) the Offer expires or is terminated or withdrawn pursuant to its terms without any Shares being purchased thereunder by Purchaser as a result of the failure of any of the Offer Conditions to be satisfied or waived prior to the Expiration Date or any extension thereof, PROVIDED, that any termination described in Section 7.2(a) or 7.2(c) will not be effective unless and until (i) the Company shall have paid to Purchaser any applicable Company Termination Fee, if required by
Section 7.5(b) and (ii) the Purchaser shall have paid to the Company any applicable Parent Termination Fee, if required by Section 7.5(c).

         7.3. TERMINATION BY COMPANY. This Agreement may be terminated at any time prior to the Offer Completion Date, whether or not the Company Stockholder Approval has been obtained, by action of the Board of Directors of the Company, if (a) there has been a material breach by Parent or Purchaser of any representation or warranty contained in this Agreement which is not curable or, if curable, is not cured within 15 calendar days after written notice of such breach is given by the Company to Parent and such breach had or could reasonably be likely to have a Parent Material Adverse Effect, (b) there has been a material breach of any of the covenants set forth in this Agreement on the part of Parent or Purchaser, which breach is not curable or, if curable, is not cured within 15 calendar days after written notice of such breach is given by the Company to Parent, or (c) in accordance with Section 5.2(b) (unless the Superior Proposal is the result directly or indirectly of any action proscribed by Section 5.2), PROVIDED, that any termination described in this Section 7.3 will not be effective unless and until the Company pays to Purchaser the Company Termination Fee, if required by Section 7.5(b).

         7.4. TERMINATION BY PARENT. This Agreement may be terminated at any time prior to the Offer Completion Date, whether or not the Parent Stockholder Approval has been obtained, by Parent, if (a) there has been a material breach by the Company of any representation or warranty contained in this Agreement which is not curable or, if curable, is not cured within 15 calendar days after written notice of such breach is given by Parent to the Company and such breach had or could reasonably be likely to have a Company Material Adverse Effect, (b) there has been a material breach of any of the covenants set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 15 calendar days after written notice of such breach is given by Parent to the Company, (c) the Board of Directors or any committee thereof of the Company shall have (i) withdrawn or modified in a manner adverse to Parent or Purchaser its approval or recommendation of this Agreement, the Offer or the Merger or failed to reconfirm its approval or recommendation within five Business Days after a written request from Parent to do so, or (ii) approved or recommended, or proposed publicly to approve or recommend, a third-party Company Takeover Proposal to the Stockholders, or
(iii) authorized or caused the Company to enter into a Company Acquisition Agreement, or (iv) resolved to take any of the foregoing actions, (d) the Company or any of its officers, directors, employees, representatives or agents shall have taken any of the actions proscribed by Section 5.2 in a manner that constitutes a material breach thereof, or (e) the Parent Stockholder Approval shall not have been obtained at the Parent Stockholders Meeting.

         7.5. EFFECT OF TERMINATION AND ABANDONMENT; TERMINATION FEE. (a) In the event of termination of this Agreement pursuant to this Article VII, all obligations of the parties hereto will terminate, except the obligations of the parties pursuant to this Section 7.5, the last sentence of Section 1.3, Section 5.4(b), Section 5.4(c) and Sections 8.1 through 8.15, inclusive. Notwithstanding the foregoing or any other provision of this Agreement, in the event of termination of this Agreement, nothing herein will prejudice the ability of the non-breaching party to seek damages from any other party for any prior deliberate or willful breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity with respect thereto.

         (b) (i) The Company will pay to Purchaser an amount equal to $1.5 million (the "COMPANY TERMINATION FEE") in any of the following circumstances:

                           (A) This Agreement is terminated pursuant to Section 7.3(c), 7.4(c) or 7.4(d); or

                           (B) This Agreement is terminated by either Parent or the Company pursuant to Section 7.2(a) or 7.2(c) and

                                (1)   at the time of such termination:

                                      (a)  the Minimum Condition shall not have
                                been satisfied;

                                      (b)  any of the events set forth in
                                paragraphs (C), (D), (E) or (L) of clause (ii) of Annex A shall have occurred;

                                      (c)  the Company shall not have the right
                                to terminate this Agreement pursuant to Section 7.3(a) or 7.3(b); and

                                      (d)  the Financing Approval Condition (as
                                defined in Annex A) shall have been satisfied;
                                and

                                (2)  prior to such termination, a Company
                  Takeover Proposal is (x) publicly disclosed or has been made directly to Stockholders generally or (y) any Person (including, without limitation, the Company or any of its Subsidiaries) publicly announces an intention (whether or not conditional) to make such a Company Takeover Proposal; and

                                 (3)  prior to the termination of this
                  Agreement or within six months after the termination of this Agreement, the Company or a Subsidiary thereof enters into a Company Acquisition Agreement or closes a Company Takeover Proposal.

                           (C)  This Agreement is terminated by Parent
pursuant to Section 7.4(a) or 7.4(b) and, prior to such termination, events described in both Sections 7.5(b)(i)(B)(2) and 7.5(b)(i)(B)(3) shall have occurred.

         (ii) If a Company Termination Fee is payable pursuant to Section 7.5(b)(i)(B), then the Company will pay the Company Termination Fee to Parent upon the signing of a Company Acquisition Agreement or, if no Company Acquisition Agreement is signed, then at the closing (and as a condition to the closing) of a Company Takeover Proposal. Notwithstanding any other provision hereof, (A) in no event may the Company enter into a

Company Acquisition Agreement unless, prior thereto, the Company has paid any amount due under Section 7.5(b) or which will become due under Section 7.5(b), (B) the Company may not terminate this Agreement under Section 5.2(b) or 7.3(c) unless prior thereto it has paid all amounts due under Section 7.5(b) to Parent, (C) all amounts due in the event that this Agreement is terminated under Section 7.3(c) or 7.4(c) and in circumstances in which the Company has not entered into a Company Acquisition Agreement will be payable promptly, but in no event more than two Business Days after request therefor is made, and (D) all amounts due under this Section 7.5(b) will be paid on the date due in immediately available funds wire transferred to the account designated by the Parent.

         (iii) This Section 7.5(b) will survive any termination of this Agreement.

         (iv) The Company acknowledges that the agreements contained in this Section 7.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Purchaser would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 7.5, and, in order to obtain such payment, Parent or Purchaser commences a suit which results in a judgment against the Company for any amounts set forth in this Section 7.5(b), the Company will pay to Parent and Purchaser their costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

         (c)  (i)   The Parent will pay to the Company an amount equal to $1.5 million (the "PARENT TERMINATION FEE") in the event that this Agreement is terminated by either the Company or the Parent pursuant to Section 7.2(a) or pursuant to Section 7.4(e) and, at the time of such termination, (x) any of the events set forth in clauses (I), (J) or (K) of Annex A hereto shall have occurred, and (y) the Parent shall not have the right to terminate this Agreement pursuant to Section 7.4(a), 7.4(b), 7.4(c) or 7.4(d).

              (ii) Parent acknowledges that the agreements contained in this Section 7.5(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company would not enter into this Agreement; accordingly, if the Parent fails promptly to pay any amount due pursuant to this Section 7.5(c), and, in order to obtain such payment, the Company commences a suit which results in a judgment against the Parent for any amounts set forth in this Section 7.5(c), the Parent will pay to the Company its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

         (d) In the event that an amount is payable by a party to the other party pursuant to this Section 7.5, then (i) such amount shall be full compensation and liquidated damages for the loss suffered by the receiving party as a result of the failure of the transactions contemplated by this Agreement to be consummated and to avoid the difficulty of determining damages under the circumstances and (ii) such amount shall be in lieu of any other entitlement of the receiving party, and shall be the sole and exclusive liability of the paying party, with respect to all matters arising under or relating to this Agreement.

                            VIII.  GENERAL PROVISIONS

         8.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as set forth in the Shareholder Agreement, all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will terminate upon the termination of this Agreement pursuant to Article VII.

         8.2. NOTICES. Any notice or other communication required to be given hereunder shall be in writing, and sent by reputable courier service (with proof of service), by hand delivery or by facsimile (followed on the same day by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:

                  IF TO PARENT OR PURCHASER:

                  Compagnie Generale de Geophysique
                  1, rue Leon Migaux
                  91341 Massy, France
                  Attn:  Thierry Le Roux
                  Fax No.: 011.33.1.64.47.34.31

                  WITH COPIES TO:

                  Jones, Day, Reavis & Pogue
                  599 Lexington Avenue
                  New York, NY 10022
                  Attn:  Jere R. Thomson, Esq.
                  Fax No.:  (212) 755-7306

                  IF TO THE COMPANY:

                  Geoscience Corporation
                  10500 Westoffice Drive, Suite 210
                  Houston, TX 77042-5326
                  Attn: J. Rankin Tippins
                  Fax No.: (713) 780-1445

                  WITH COPIES TO:

                  Andrews & Kurth L.L.P.
                  600 Travis, Suite 4200
                  Houston, TX 77002
                  Attn:  Thomas P. Mason, Esq.
                  Fax No.: (713) 220-4285

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated or personally delivered.

         8.3. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties except that Parent and Purchaser will have the right to assign to any direct or indirect wholly owned subsidiary of Parent or Purchaser any and all rights and obligations of Parent or Purchaser under this Agreement, including all Shares acquired pursuant to the Option, PROVIDED, that any such assignment will not relieve either Parent or Purchaser from any of its obligations hereunder. Any assignment not granted in accordance with the foregoing shall be null and void. Subject to the first sentence of this Section 8.3, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 5.7, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         8.4. ENTIRE AGREEMENT. This Agreement, the Shareholder Agreement, Annex A, the Company Disclosure Letter and any documents delivered by the parties in connection herewith or therewith, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement will be binding upon any party hereto unless made in writing and signed by all parties hereto.

         8.5. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors (or similar governing bodies), at any time before or after approval of matters presented in connection with the Merger by the Stockholders but after any such Stockholder approval, no amendment will be made which by Law requires the further approval of the Stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         8.6. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

         8.7. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of a signature page shall be deemed to be an original signature page.

         8.8. HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

         8.9. CERTAIN DEFINITIONS/INTERPRETATIONS. (a) For purposes of this Agreement:

                  (i) An "AFFILIATE" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

                  (ii) "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which banks in New York, New York are authorized or required by Law to close.

                  (iii) "KNOWLEDGE" of any Person which is not an individual means the knowledge of any of such Person's executive officers after reasonable inquiry; and

                  (iv) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         (b) When a reference is made in this Agreement to an Article, Section or Annex, such reference will be to an Article or Section of, or an Annex to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

         8.10. WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Subject to
Section 1.5(b), at any time prior to the Effective Time, any party hereto may
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         8.11. INCORPORATION OF ANNEX A. Annex A attached hereto is hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         8.12. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

         8.13. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.14. EXPENSES. Except as set forth in Section 7.5, all fees and expenses incurred in connection with the Offer, the

Merger, this Agreement, the Shareholder Agreement and the transactions contemplated hereby and thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company will bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Proxy Statement, the Schedule 14D-9, the Schedule 14D-1 and the other Offer Documents (including SEC filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees).

         8.15 JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the New York state court located in the Borough of Manhattan, City of New York or the United States District Court for the Southern District of New York (as applicable, a "NEW YORK COURT"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in a New York Court.

         (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in a New York Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction; provided that the foregoing will not apply to any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a third party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party.

         (c) No party may move to (i) transfer any such suit, action or proceeding from a New York Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in a New York Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in a New York Court for the purpose of bringing the same in another jurisdiction.

         (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in a New York Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                      COMPAGNIE GENERALE DE GEOPHYSIQUE


                                      By: /s/ Robert Brunck
                                          ------------------------------------
                                          Robert Brunck
                                          Chairman and Chief Executive Officer



                                       GEOSCIENCE CORPORATION


                                       By:/s/ J. Michael Camp
                                          ------------------------------------
                                          J. Michael Camp
                                          Chief Executive Officer



                                       SERCEL ACQUISITION CORP.


                                       By:/s/ Thierry Le Roux
                                          ------------------------------------
                                          Thierry Le Roux
                                          President

                                                                        ANNEX A

                       CONDITIONS TO COMPLETION OF THE OFFER

         Notwithstanding any other provision of the Offer, Purchaser will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e- 1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares, and (subject to any such rules or regulations) may postpone the acceptance for payment or payment for any Shares tendered, and, subject to the terms of the Agreement, may amend or terminate the Offer (whether or not any Shares have theretofore been purchased or paid for pursuant to the Offer)
(i) unless the following conditions have been satisfied: (a) there have been validly tendered and not withdrawn prior to the Expiration Date a number of Shares which represent at least 70% of the total voting power of the outstanding securities of the Company entitled to vote in the election of directors or in a merger ("VOTING SECURITIES"), calculated on a fully diluted basis, on the date of purchase (the "MINIMUM CONDITION") ("ON A FULLY DILUTED BASIS" having the following meaning; as of any date, the number of Shares outstanding, together with the number of Shares the Company is then required to issue pursuant to obligations outstanding at that date under employee stock option or other benefit plans or otherwise) and (b) any waiting periods or approvals applicable to the Offer or the Merger under the HSR Act or the antitrust laws of the European Union or any member country thereof shall have expired or been terminated prior to the expiration of the Offer or (ii) if at any time on or after the date of this Agreement and before the Expiration Date (whether or not any Shares have theretofore been accepted for payment or paid for pursuant to the Offer), any of the following shall have occurred:

                  (A) any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which (1) restricts, prevents or prohibits consummation of the transactions contemplated by any of this Agreement, including the Offer or the Merger, (2) prohibits, limits or otherwise adversely affects the ownership or operation by Parent or any of its Subsidiaries of all or any material portion of the business or assets of the Company and its Subsidiaries or compels the Company,

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

         Parent or any of their Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, (3) imposes material limitations on the ability of Parent, Purchaser or any other Subsidiary of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser pursuant to the Offer or otherwise on all matters properly presented to the Stockholders, including, without limitation, the approval and adoption of this Agreement and the transactions contemplated thereby, or (4) in connection with the Offer or the Merger or the transactions contemplated by the Merger Agreement, affects the Purchaser, the Company or any of their respective affiliates in a manner which, in the sole judgment of Purchaser, may have or be likely to have a Company Material Adverse Effect or a material adverse effect on the Purchaser or any of its affiliates or otherwise makes consummation of the Offer or the Merger or the consummation of the transactions contemplated hereunder unduly burdensome;

                  (B) there shall be instituted or pending any action or proceeding before any United States or foreign court or Governmental Entity by any United States or foreign Governmental Entity seeking any order, decree or injunction having any effect set forth in paragraph
         (A) above;

                  (C) the representations and warranties of the Company contained in this Agreement (i) that are qualified by materiality or Company Material Adverse Effect shall not be so true and correct as of the Expiration Date (as the same may be extended from time to time) and
         (ii) that are not qualified by materiality or Company Material Adverse Effect shall not be true and correct in all material respects as of the Expiration Date (as the same may be extended from time to time), in each case as though made anew on and as of such date (except for representations and warranties made as of a specified date, which shall be so true and correct as of the specified date);

                  (D) the Company shall not have performed or complied in all material respects with its covenants under this Agreement and such failure continues until the later of (1) 15 calendar days after actual receipt by it of written notice from Parent setting forth in reasonable detail the nature of such failure or (2) the Expiration Date;

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                  (E)  there shall have occurred any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, other than any such material adverse effect resulting from (i) factors generally affecting the marine seismic industry, the oil field services industry or the United States economy, (ii) the exercise or threatened exercise by Petroleum Geophysical
         Services ("PGS") of the option to acquire a non-exclusive right to use certain intellectual property of the Company as described in the After Sales Support Agreement, dated as of January 4, 1995, between PGS and Syntron, Inc., a copy of which has been provided by the Company to the Purchaser, or (iii) any failure by the Company to meet any specific financial projections or any change in the financial projections provided to the Purchaser or the Parent, or any of their representatives or advisors, whether provided before or after the date of this Agreement, PROVIDED, HOWEVER, that this clause (iii) shall not exclude any material adverse effect resulting from any change, effect, event or condition that has had or could reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole;

                  (F) this Agreement shall have been terminated in accordance with its terms;

                  (G) the Company Board shall have (1) withdrawn or materially modified or changed its recommendation of the Offer, the Merger or this Agreement (including by amendment of Schedule 14D-9) in a manner adverse to Purchaser or Parent or failed to reconfirm its approval or recommendation within five Business Days after a written request to do so, (2) approved or recommended, or proposed publicly to approve or recommend, any Company Takeover Proposal, (3) authorized or caused the Company to enter into a Company Acquisition Agreement, or (4) resolved or publicly disclosed any intention to do any of the foregoing;

                  (H) there shall have occurred (1) any general suspension of, or limitation on prices for, trading in securities on the NYSE or the Paris Bourse, (2) a decline of at least 20% in either the Dow Jones Average of Industrial

                                      A-3
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         Stocks, the Standard & Poor's 500 Index or CAC-40 index from the date of the Agreement, (3) the declaration of a banking moratorium or any limitation or suspension of payments in respect of the extension of credit by banks or other lending institutions in the United States, (4) any commencement of war, armed hostilities or other international or national calamity directly involving the United States or having a significant adverse effect on the functionality of financial markets in the United States, or (5) in the case of any of the foregoing, existing at the time of commencement of the Offer, a material acceleration or worsening thereof;

                  (I) the Parent Financing Approvals shall not have been obtained (the "FINANCING APPROVAL CONDITION");

                  (J) Parent shall not have consummated the rights offering for its ordinary shares in the United States and Europe with gross aggregate proceeds of at least FRF 300,000,000 to Parent;

                  (K) at the time of the consummation of the Offer, Parent shall not have funds available to it from the Financing sufficient to consummate the Offer and the Merger on the terms contemplated hereby; or

                  (L) the "Termination Date" under each of the Loan Agreement, dated as of December 6, 1996 (as amended), between the Company and Wells Fargo Bank (Texas), National Association, as agent, and the Loan Agreement, dated as of December 6, 1996 (as amended), between Syntron, Inc. and Wells Fargo Bank (Texas), National Association, as agent, shall not have been extended to the Offer Completion Date.

                  The foregoing conditions are for the sole benefit of Purchaser and its Affiliates and may be asserted by Purchaser, or Parent on behalf of Purchaser, regardless of the circumstances (including, without limitation, any action or inaction by Purchaser or any of its Affiliates other than a material breach by Purchaser or Parent of this Agreement) giving rise to any such condition or may be waived by Purchaser, in whole or in part, from time to time in its sole discretion, except as otherwise provided in this Agreement. The failure by Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right and may be asserted at any time and from time to time. Any good faith determination by Purchaser concerning any of the events described herein will be final and binding.










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